Exhibit 99.1

Alkermes plc Announces Increased Offer to Acquire Avadel Pharmaceuticals plc

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

DUBLIN, November 19, 2025 — Alkermes plc (Nasdaq: ALKS) (“Alkermes”) and Avadel Pharmaceuticals plc (Nasdaq: AVDL) (“Avadel”) today announced that the companies have reached agreement on the terms of an increased recommended offer under which Alkermes will acquire Avadel (the “Acquisition”) for total transaction consideration of up to $22.50 per share, consisting of $21.00 in cash and one (1) non-transferable contingent value right (“CVR”) entitling holders to a potential additional cash payment of $1.50 per share, contingent upon final U.S. Food and Drug Administration (“FDA”) LUMRYZ™ Approval (as defined in the form of CVR agreement to be entered into by Alkermes and the rights agent) for the treatment of idiopathic hypersomnia in adults by the end of 2028 (the “Increased Offer”). In connection with the Increased Offer, Alkermes and Avadel have entered into an amendment, dated November 18, 2025 (the “Amendment”), to the definitive transaction agreement between the parties (the “Transaction Agreement” and, as amended, the “Amended Agreement”) previously entered into and announced on October 22, 2025 (the “October 2.7 Announcement”).

The Increased Offer values Avadel at up to approximately $2.37 billion, assuming the Milestone Payment (as defined in the revised offer announcement set out below) is made. The transaction, as revised by the Increased Offer and the Amendment, has been approved by the boards of directors of Alkermes and Avadel and, subject to the satisfaction of the Conditions (including the extended End Date as described in the revised offer announcement set out below), it continues to be expected to close in the first quarter of 2026.

On November 14, 2025, Avadel announced that it had received an unsolicited proposal from H. Lundbeck A/S (“Lundbeck” and the “Lundbeck Proposal”) to acquire Avadel and that the Lundbeck Proposal was reasonably expected to constitute a Company Superior Proposal (as such term is defined in the Transaction Agreement). On November 17, 2025, Avadel further announced that the board of directors of Avadel had determined in good faith, after consultation with its financial and legal advisors, that the Lundbeck Proposal constituted a “Company Superior Proposal” for the purposes of the Transaction Agreement. Following this determination, Alkermes submitted the terms of its proposed Increased Offer to Avadel on November 18, 2025.

After carefully assessing both the Lundbeck Proposal and Alkermes’ Increased Offer and revised terms with its outside legal counsel and financial advisors, the board of directors of Avadel has determined that the Lundbeck Proposal no longer constitutes a “Company Superior Proposal” for the purposes of the Transaction Agreement. In making this determination, the board of directors of Avadel determined that while the upfront cash consideration of $21.00 per share in Alkermes’ Increased Offer is identical to the cash consideration proposed in the Lundbeck Proposal, the terms of the CVR in Alkermes’ Increased Offer are superior to the terms of the CVR included in the Lundbeck Proposal, which was determined to be unlikely to be achieved.

Alkermes and Avadel encourage their respective shareholders to read the full text of the Amendment to be included with each company’s current report on Form 8-K, which will be filed with the United States Securities and Exchange Commission (“SEC”) in due course and will be made available at https://www.alkermes.com/acquisition. Further, Avadel intends to file a definitive proxy statement with the SEC related to the Acquisition. Shareholders are urged to read the definitive proxy statement and such other relevant materials for more information. This summary should be read in conjunction with, and is subject to, the full text of the revised offer announcement set out below, the Amendment, the Amended Agreement and the definitive proxy statement (once filed). The Acquisition is subject to the conditions set out in Appendix III to the October 2.7 Announcement (except that the End Date is extended as described in the revised offer announcement set out below) and the further terms set out in the Amended Agreement.

J.P. Morgan is acting as exclusive financial advisor to Alkermes, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and McCann FitzGerald LLP are acting as legal counsel to Alkermes for the transaction. J.P. Morgan has provided fully committed financing to Alkermes in support of the transaction. Cleary Gottlieb Steen & Hamilton LLP is acting as legal counsel to Alkermes for the financing. Morgan Stanley and Goldman Sachs are acting as financial advisors to Avadel, and Goodwin Procter LLP and Arthur Cox LLP are acting as legal counsel to Avadel.

About Alkermes plc

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. Alkermes has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders, including narcolepsy and idiopathic hypersomnia. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

About Avadel Pharmaceuticals plc

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a biopharmaceutical company focused on transforming medicines to transform lives. Avadel’s approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. Avadel’s commercial product, LUMRYZ™, was approved by the U.S. Food & Drug Administration (FDA) as the first and only once-at-bedtime oxybate for extended-release oral suspension for the treatment of cataplexy or excessive daytime sleepiness (EDS) in patients 7 years and older with narcolepsy. For more information, please visit Avadel’s website at www.avadel.com.

General

The release, publication or distribution of this announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in Ireland or the United States, to vote their Avadel shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Alkermes and Avadel persons involved in the proposed transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

This announcement has been prepared for the purpose of complying with the Laws of Ireland and the Irish Takeover Rules, 2022 (the “Takeover Rules”) and the information disclosed herein may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Participants in the Solicitation

Avadel and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Avadel shareholders in connection with the transaction and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of Avadel, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Avadel’s preliminary proxy statement on Schedule 14A for the proposed Acquisition, dated and filed with the SEC on November 13, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Avadel shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive Proxy Statement (which will contain the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable Law.

The transaction will be implemented by means of a High Court of Ireland sanctioned scheme of arrangement on the terms provided for in the scheme document (or, if the transaction is implemented by way of a takeover offer, the takeover offer document), which will contain the full terms and conditions of the transaction, including details of how Avadel’s shareholders may vote in respect of the transactions contemplated by the Amended Agreement, including the Acquisition. Any decision in respect of, or other response to, the proposed transaction, should be made only on the basis of the information contained in the scheme document (or if the transaction is implemented by way of a takeover offer, the takeover offer document).

Important Additional Information

In connection with the proposed Acquisition, Avadel filed with the SEC on November 13, 2025 a preliminary Proxy Statement relating to the Scheme Meeting and the EGM, which includes a draft of the Scheme Document. Avadel intends to file with the SEC a definitive Proxy Statement, which will be sent to Avadel’s shareholders as of the record date(s) to be established for voting at the Scheme Meeting and EGM. This announcement is not a substitute for the definitive Proxy Statement or any other document that Avadel may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, AVADEL’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Avadel’s shareholders will be able to obtain, without charge, copies of the preliminary and definitive Proxy Statements, including the Scheme Document, and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov or by directing a written request to Avadel Pharmaceuticals plc, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Investor Relations, from Avadel’s website, www.avadel.com or by contacting Investor Relations via email at investors@avadel.com.

Responsibility Statement Required by the Takeover Rules

The Alkermes directors accept responsibility for the information contained in this announcement other than that relating to Avadel, its Subsidiaries and the Avadel directors and members of their immediate families, related trusts and persons connected with them but including the Parent Company Statements (for which the Alkermes directors accept responsibility), and other than the statements made by Avadel in respect of Alkermes (the “Company Parent Statements”). To the best of the knowledge and belief of the Alkermes directors (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Avadel directors accept responsibility for the information contained in this announcement relating to Avadel and the Avadel directors and members of their immediate families, related trusts and persons connected with them, except for the statements made by Alkermes in respect of Avadel or its Subsidiaries (the “Parent Company Statements”). To the best of the knowledge and belief of the Avadel directors (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Important Notices Relating to Financial Advisors

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) (together, “J.P. Morgan”) are acting as financial advisor exclusively for Alkermes and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than Alkermes for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Acquisition or any other matter or arrangement referred to herein.

Goldman Sachs & Co. LLC, which is authorized and regulated by the Financial Industry Regulatory Authority, is acting exclusively as financial advisor for Avadel and for no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters set out in this announcement and will not be responsible to anyone other than Avadel for providing the protections afforded to clients of Goldman Sachs & Co. LLC nor for providing advice in relation to the Acquisition or any other matter referred to in this announcement. Neither Goldman Sachs & Co. LLC nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs & Co. LLC in connection with this announcement, any statement contained herein or otherwise.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for Avadel as financial advisor and for no one else in relation to the matters referred to in this announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than Avadel for providing the protections afforded to their clients or for providing advice in connection with the matters described in this announcement or any matter referred to herein.

Disclosure Requirements of the Takeover Rules

Under the provisions of Rule 8.3(a) of the Takeover Rules, any person who is ‘interested’ in (directly or indirectly) 1% or more of any class of ‘relevant securities’ of Avadel must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of Avadel. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below. The offer period in respect of Avadel in relation to the Acquisition commenced on October 22, 2025.

Under the provisions of Rule 8.3(b) of the Takeover Rules, if any person is, or becomes, ‘interested’ in (directly or indirectly) 1% or more of any class of ‘relevant securities’ of Avadel, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of Avadel during the ‘offer period’, by no later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Avadel or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

In addition, each of Avadel and any offeror must make an ‘opening position disclosure’ by no later than 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

No Profit Forecast / Quantified Financial Benefit Statement / Asset Valuations

No statement in this revised offer announcement is intended to constitute a profit forecast, profit estimate or quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will, for the current or future financial years or other periods, necessarily be greater or lesser than those for the relevant preceding financial periods for Alkermes or Avadel. No statement in this revised offer announcement constitutes an asset valuation.

Publication on Website

In accordance with Rule 26.1 of the Takeover Rules, a copy of this revised offer announcement will be available on Avadel’s website at www.avadel.com and on Alkermes’ website at www.alkermes.com by no later than 12:00 noon (U.S. Eastern Time) on the business day following publication of this revised offer announcement. Neither the content of any such websites referred to in this revised offer announcement nor the content of any other websites accessible from hyperlinks on such websites is incorporated into, or forms part of, this revised offer announcement.

Right to Switch to a Takeover Offer

Alkermes reserves the right to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Avadel as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Amended Agreement and with the Irish Takeover Panel’s consent, whether or not the Scheme Document has been posted. In such event, the Acquisition would be implemented on the same terms (subject to appropriate amendments, including without limitation an acceptance condition set at 80% of the shares to which such offer relates, or such lesser percentage being more than 50%, as Parent may, with the consent of the Panel (if required) decide) so far as are applicable, as those which would apply to the Scheme and subject to the amendments referred to in Appendix III to the October 2.7 Announcement and in the Amended Agreement.

If Alkermes exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Amended Agreement and with the Irish Takeover Panel’s consent, such offer would be made in compliance with applicable U.S. Laws and regulations, including the registration requirements of the Securities Act and the tender offer rules under the Exchange Act and any applicable exemptions provided thereunder.

Note Regarding Forward-Looking Statements

Certain statements set forth in this announcement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the expected terms and timelines of Alkermes’ planned acquisition of Avadel, including Alkermes’ recommended cash and CVR offer for Avadel and the expected value of such offer and its consummation; Alkermes’ expectations concerning its and the potential combined organization’s future financial and operating performance, business plans or prospects, including estimates, forecasts, targets and plans for LUMRYZ™, and Alkermes’ expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, its and the combined organization’s portfolio of development candidates. Alkermes cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the planned acquisition will be pursued or consummated on the anticipated timelines or at all; whether the regulatory approvals, shareholder approvals or other conditions necessary for consummation of the planned acquisition will be obtained, satisfied or waived, as applicable, on the anticipated timelines or at all; even if the acquisition is consummated, the businesses of Alkermes and Avadel may not be effectively integrated and the expected benefits and value of the acquisition may not be achieved; there may be significant changes in transaction costs and/or unknown or inestimable liabilities and potential litigation associated with the planned acquisition; whether any general economic, political, market and business conditions, or future exchange and interest rates, changes in tax laws, regulations, rates and policies, may have a negative impact on Alkermes, Avadel or the combined organization following consummation of the planned acquisition; the announcement or pendency of the planned acquisition could result in disruption to the business and make it more difficult to maintain business and operational relationships of Alkermes and Avadel, including the ability of each of Alkermes and Avadel to attract and retain highly qualified management and other clinical and scientific personnel; the possibility that competing offers may be made for Avadel; clinical development activities may not be initiated or completed on expected timelines or at all; the results of development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; Alkermes’ or Avadel’s products or product candidates could be shown to be ineffective or unsafe; the FDA or regulatory authorities outside the U.S. may not agree with Alkermes’ or Avadel’s regulatory approval strategies or may make adverse decisions regarding its products; Alkermes or Avadel may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the Alkermes’ or Avadel’s products or an increase in related financial obligations to government payers; Alkermes and Avadel’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by Alkermes with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Alkermes and/or the members of its board of directors disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this announcement.

LUMRYZ™ is a trademark of Flamel Ireland Limited, a subsidiary of Avadel.

Rounding

Certain figures included in this revised offer announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Overseas Jurisdictions

The release, publication or distribution of this revised offer announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in Ireland or the United States, to vote their Company Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Company, the Parent and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

This announcement has been prepared for the purpose of complying with the Laws of Ireland and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Unless otherwise determined by Parent or required by the Takeover Rules, and permitted by applicable Law and regulation, the Acquisition will not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and no person may vote in favor of the Acquisition by any use, means, instrumentality or facilities from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Further details in relation to overseas shareholders will be contained in the definitive Proxy Statement (which will include the Scheme Document).

INCREASED RECOMMENDED CASH AND CONTINGENT VALUE RIGHT OFFER

for

AVADEL PHARMACEUTICALS PLC

by

ALKERMES PLC

to be implemented by way of a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014

1.	Introduction

On October 22, 2025, the board of directors of Alkermes plc (“Alkermes” or “Parent”) (Nasdaq: ALKS) and Avadel Pharmaceuticals plc (“Avadel” or the “Company”) (Nasdaq: AVDL) announced that they had entered into a definitive agreement (the “October 2.7 Announcement”), pursuant to which Alkermes would, subject to the satisfaction of the Conditions (including approval by the Company Shareholders and the High Court) acquire the entire issued and to be issued ordinary share capital of the Company for $18.50 in cash and one (1) non-tradeable contingent value right (“CVR”) representing a right to receive an additional $1.50 in cash per Company Share, subject to the achievement of the Milestone (as described in the October 2.7 Announcement) (the “Original Offer”).

Alkermes continues to believe that there is a compelling strategic and financial rationale for undertaking the Acquisition (as defined below), and Avadel continues to believe Alkermes has the capacity to maximize the value of Avadel’s current portfolio. The board of directors of Alkermes (the “Alkermes Board”) and the board of directors of Avadel (the “Company Board”) are pleased to announce that they have reached agreement on the terms of an increased recommended offer for Alkermes to acquire the entire issued and to be issued ordinary share capital of Avadel (the “Acquisition”) for consideration consisting of $21.00 in cash per Company Share and one (1) non-tradeable contingent value right (“CVR”) representing a right to receive an additional $1.50 in cash per Company Share, subject to the achievement of the Milestone (the “Increased Offer”).

It is intended that the Acquisition will be effected by means of a High Court-sanctioned “scheme of arrangement” in accordance with Chapter 1 of Part 9 of the Act pursuant to which Alkermes will acquire all of the outstanding Company Shares in exchange for the Consideration (although Alkermes reserves the right to effect the Acquisition by way of a Takeover Offer, subject to the terms of the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement), compliance with the Takeover Rules and with the consent of the Irish Takeover Panel). The Acquisition will be subject to the Conditions set out in Appendix III to the October 2.7 Announcement (except that the End Date is extended as described herein). Except as otherwise defined herein, capitalized terms used but not defined in this revised offer announcement have the same meanings given to them in the October 2.7 Announcement. This revised offer announcement should be read in conjunction with the full text of the October 2.7 Announcement (including the appendices to the October 2.7 Announcement).

The Company Board has determined that the Acquisition by Alkermes is in the best interests of all Company Shareholders and has approved the Acquisition on the terms set out in the Increased Offer. The Acquisition and the Increased Offer have also been approved by the board of directors of Alkermes.

2.	Increased Offer

Under the terms of the Increased Offer, subject to satisfaction of the Conditions (including the extended End Date as described herein), at Completion each Company Shareholder will be entitled to receive for each Company Share held at the Scheme Record Time:

$21.00 in cash (the “Cash Consideration”); and

One (1) non-tradeable CVR, representing a contractual right to receive a future conditional payment of $1.50, settleable in cash (a “Milestone Payment”), upon the achievement of the Milestone prior to 11:59 p.m., U.S. Eastern Time on December 31, 2028 (“Milestone Expiration”).

The terms of the CVRs remain as set out in the October 2.7 Announcement, and will be subject to the terms and conditions set forth in the Contingent Value Rights Agreement to be entered into by and between Alkermes and the rights agent, substantially in the form as appended as Exhibit A to the Transaction Agreement (the “CVR Agreement”).

There is no certainty that the Milestone will occur, that the Milestone will occur prior to the Milestone Expiration, or that any payment will be made pursuant to the CVRs. If the Milestone does not occur prior to the Milestone Expiration, the amount payable pursuant to the CVR Agreement will be zero. A summary of the terms of the CVRs is contained in the October 2.7 Announcement and further details will be contained in the definitive Proxy Statement (which will include the Scheme Document) once filed with the SEC.

Assuming the Milestone Payment is made, the Increased Offer values the entire issued and to be issued ordinary share capital of the Company at approximately $2.37 billion on a fully diluted basis calculated using the Treasury Stock Method.

The sources and bases of information contained in this revised offer announcement to calculate the implied value of the Increased Offer are set out in Appendix I (Sources and Bases of Information) to this revised offer announcement.

Save as described in this revised offer announcement, the Increased Offer will be on the same terms and conditions as set out in the October 2.7 Announcement (except that the End Date is extended as described herein).

3.	Avadel Background to and Reasons for Recommending the Revised Offer

As set out in more detail in the October 2.7 Announcement, on October 22, 2025, following a period of negotiation, Avadel and Alkermes executed the Transaction Agreement. Prior to the opening of trading on Nasdaq and the New York Stock Exchange, Avadel and Alkermes issued the October 2.7 Announcement announcing the Acquisition.

On November 13, 2025, Avadel received the Lundbeck Proposal under which H Lundbeck A/S (“Lundbeck”) proposed to acquire Avadel for up to $23.00 per Company Share, consisting of (i) $21.00 in cash per Company Share, plus (ii) one non-tradeable CVR representing the right to receive up to $2.00 in cash as follows: (a) $1.00 per Company Share in cash upon LUMRYZ™ reaching annual net sales globally of at least $450 million in any calendar year by December 31, 2027, and (b) $1.00 per Company Share in cash upon LUMRYZ™ reaching annual net sales globally of at least $700 million in any calendar year by December 31, 2030. Later that evening, Avadel sent a copy of the Lundbeck Proposal to Alkermes in accordance with the requirements of the Transaction Agreement and the Company Board convened and determined the Lundbeck Proposal was reasonably expected to result in a “Company Superior Proposal” as defined in, and for the purposes of, the Transaction Agreement. On November 14, 2025, Avadel announced details of the Lundbeck Proposal and the Company Board’s determination that the Lundbeck Proposal was reasonably expected to result in a “Company Superior Proposal.”

As announced on November 17, 2025, on November 16, 2025, the Company Board convened and determined in good faith, after consultation with its financial and legal advisors, that the Lundbeck Proposal constituted a “Company Superior Proposal” as defined in and for the purposes of the Transaction Agreement.

On November 18, 2025, Avadel received the Increased Offer from Alkermes. The Company Board convened later that day and carefully assessed both the Lundbeck Proposal and Alkermes’ Increased Offer together with its financial and legal advisors. Following this assessment, the Company Board determined that while the upfront cash consideration of $21.00 per Company Share in Alkermes’ Increased Offer is identical to the cash consideration proposed in the Lundbeck Proposal, the terms of the CVR in Alkermes’ Increased Offer are superior to the terms of the CVR included in the Lundbeck Proposal, which was determined to be unlikely to be achieved. As a result, the Company Board determined that the Lundbeck Proposal no longer constituted a “Company Superior Proposal” for the purposes of the Transaction Agreement.

The Company Board carefully considered the terms of the Increased Offer, consulted with Avadel senior management and representatives of its financial and legal advisors, and considered a number of factors, each of which was supportive of its decision to approve the Increased Offer and of its resolution to recommend the Increased Offer to the Company Shareholders.

The Company believes Alkermes has the capacity to maximize the value of the Company’s current portfolio and accelerate the ability for LUMRYZ™ to reach more patients globally with increased global commercial scale as well as enhanced R&D and technology capabilities to rapidly advance the pipeline to develop more therapies for patients who are underserved.

Further detail in respect of the background and reasons for recommending the Acquisition will be included in the definitive Proxy Statement (which will include the Scheme Document).

4.	Company Board Recommendation

Having taken into account the relevant factors, applicable risks and alternatives available to the Company, the Company Board, which has been so advised as to the financial terms of the Acquisition by Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs”), as financial advisors and Rule 3 advisors to the Company, considers the terms of the Acquisition (as revised by the Increased Offer) to be fair and reasonable. In providing their advice to the Company Board, Morgan Stanley and Goldman Sachs have taken into account the commercial assessments of the Company Board.

Accordingly, the Company Board intends to unanimously recommend to the Company Shareholders to vote in favor of the Scheme Meeting Resolution and the Required EGM Resolutions or, if the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such Takeover Offer, as the members of the Company Board who hold Company Shares and equity awards in respect of Company Shares intend to do in respect of their own beneficial holdings of, in the aggregate, 4,398,016 Company Shares as of the date of this revised offer announcement.

5.	The Scheme Process

It continues to be intended that the Acquisition will be effected by means of a High Court sanctioned “scheme of arrangement” in accordance with Chapter 1 of Part 9 of the Act pursuant to which Alkermes will acquire all of the outstanding Company Shares in exchange for the Consideration. The Acquisition will be subject to the Conditions set out in Appendix III to the October 2.7 Announcement (except that the End Date is amended as described herein) and to be set forth in the Scheme described in the Scheme Document which will be delivered to Company Shareholders.

It is expected that the definitive Proxy Statement (which will contain the Scheme Document), containing further information about the Acquisition, the expected timetable for completion of the Acquisition, action to be taken by Company Shareholders and notices of the Scheme Meeting and the EGM, will be published as soon as reasonably practicable after this revised offer announcement.

Subject to satisfaction or waiver (as applicable) of the Conditions, the Acquisition is expected to be completed in the first quarter of 2026.

If the Scheme does not become effective on or before the End Date, it will lapse and the Acquisition will not proceed (unless the Company and Alkermes otherwise agree and the Irish Takeover Panel otherwise consents).

6.	Transaction Agreement Amendment

The Company and Alkermes have entered into Amendment No. 1 to the Transaction Agreement, dated November 18, 2025, as modified to reflect the terms of the Increased Offer, and to make other consequential amendments and updates to reflect the Acquisition. In particular:

•	the End Date is extended from nine months to twelve months and, depending on the occurrence of certain circumstances, to fifteen months[1];

•

Alkermes agrees to promptly take the steps necessary to obtain all Clearances under the HSR Act and each other Antitrust Law so as to enable the parties to consummate the Acquisition as promptly as reasonably practicable and in any event on or before the End Date, including, to the extent necessary to obtain such Clearances, (i) committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale, divestiture, license, transfer, assignment or other disposition of assets or businesses of Alkermes, its Subsidiaries or Affiliates or the Company, or any portions thereof, (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Alkermes, its Subsidiaries or Affiliates or the Company, (iii) creating or consenting to create any relationships, ventures, contractual rights, obligations, behavioral undertakings or other arrangements of Alkermes, its Subsidiaries or Affiliates or the Company (or, in each case, agreeing or offering to agree to do the same) and (iv) contesting any Action brought by any Governmental Entity or other Person challenging or seeking to enjoin, prevent or delay the closing of the Acquisition;

•

Alkermes agrees not to acquire or agree to acquire a substantial portion of the assets or equity interests in any Person, or otherwise acquire any assets, if such action would reasonably be expected to (i) impose a material delay in obtaining, or significantly increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the Acquisition or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Acquisition or (iii) materially delay the closing of the Acquisition;

•	the obligations of the Company with respect to financing cooperation are deleted in their entirety; and

•

the maximum reimbursement payable by the Company to Alkermes if the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement) is terminated in certain circumstances, including a Change of Recommendation Termination or a Superior Proposal Termination (each, as defined in the Amended Agreement, and further detailed in the October 2.7 Announcement and the Scheme Document), is increased from $19.3 million (being 1% of the aggregate value of the total Cash Consideration payable with respect to Company Shares under the Original Offer) to $22.1 million (being 1% of the aggregate value of the total Cash Consideration payable with respect to Company Shares under the Increased Offer).

[1]

The revised definition of the End Date being as follows: ““End Date” means the date that is twelve (12) months from the date of this Agreement, provided, that if the Completion shall not have occurred as of the End Date and all the conditions to Completion, other than Conditions 1, 2.3, 2.4 and 3.1 (including as a result of a Government Shutdown), would be satisfied if the Completion were to occur on such date, the End Date shall be automatically extended to the date that is fifteen months (15) from the date of this Agreement, and such date shall be the End Date.”

Goldman Sachs and Morgan Stanley, as Rule 3 advisors to the Company, and the Company have confirmed in writing to the Irish Takeover Panel that, in the opinion of Goldman Sachs, Morgan Stanley and the Company (respectively), in the context of the note to Rule 21.2 of the Takeover Rules and the Acquisition, the Expenses Reimbursement Provisions (as amended by Amendment No. 1 to the Transaction Agreement) are in the best interests of the Company Shareholders. The Irish Takeover Panel has consented to the Company entering into the Expenses Reimbursement Provisions (as amended by Amendment No. 1 to the Transaction Agreement).

7.	Company Share Plans

In accordance with Rule 15 of the Takeover Rules, Alkermes will make appropriate proposals to participants of the Company Share Plans in relation to the options and awards under the Company Share Plans, which will reflect the terms of the Increased Offer. Participants will be contacted separately, at or as soon as possible after the time of publication of the Scheme Document, regarding the effect of the Acquisition on their options and awards under the Company Share Plans and the relevant details will be summarized in the Scheme Document. The Scheme will extend to any Company Shares which are unconditionally allotted or issued at or before the Effective Time, including those allotted or issued to satisfy the exercise of options or vesting of awards under the Company Share Plans.

8.	Financing the Increased Offer

Alkermes has secured fully underwritten financing commitments from JPMorgan Chase Bank, N.A., for an aggregate amount of approximately $1.5 billion, to finance, together with Alkermes’ own cash resources, the Acquisition (as revised by the Increased Offer). Further information on the financing of the Acquisition will be set out in the Scheme Document.

J.P. Morgan Securities plc, in its capacity as financial advisor to Alkermes, is satisfied that sufficient resources are available to Alkermes to enable it to satisfy in full the Cash Consideration payable to Company Shareholders under the terms of the Acquisition (as revised by the Increased Offer).

No cash confirmation exercise has been undertaken by Alkermes to verify that sufficient resources will be available to it to satisfy any payments that may become due in respect of the CVRs. J.P. Morgan Securities plc, as financial advisor to Alkermes, has not been required to confirm, and has not confirmed, that sufficient resources are available to Alkermes to satisfy any payments that may become due in respect of the CVRs.

9.	Disclosure of Interests in Relevant Securities of the Company

Save as disclosed in the opening position disclosure made by Alkermes on November 5, 2025, as at the close of business on November 18, 2025 (being the last Business Day prior to the release of this revised offer announcement), none of Alkermes or, so far as Alkermes is aware, any person Acting in Concert with Alkermes:

(a)	had an interest in relevant securities of the Company;

(b)	had any short position in relevant securities of the Company;

(c)	had received an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Company; or

(d)	had borrowed or lent any Company Shares.

Furthermore, no arrangement to which Rule 8.7 of the Takeover Rules applies exists between Alkermes or the Company or a person Acting in Concert with Alkermes or the Company in relation to Company Shares. For these purposes, an “arrangement to which Rule 8.7 of the Takeover Rules applies” includes any indemnity or option arrangement, and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which is or may be an inducement to one or more of such persons to deal or refrain from dealing in such securities.

10.	Update on Proxy Statement

Rule 24.1(b) as amended by Section 3(7) of Appendix 4 of the Takeover Rules, requires that, except with the consent of the Panel, and subject to Rule 2.11 of the Takeover Rules, the Company must send the Scheme Document to Company Shareholders within 28 days of the announcement of a firm intention to make an offer.

On October 19, 2025, the Panel agreed to grant its consent to a derogation from Rule 24.1(b) as amended by Section 3(7) of Appendix 4 of the Rules.

The preliminary Proxy Statement (which included a draft of the Scheme Document) was filed by the Company on November 13, 2025. The preparation of the definitive Proxy Statement may take more than 28 days from the date of the announcement of a firm intention to make an offer. Also, the SEC may elect to review the preliminary Proxy Statement. This review process may take 10 days or longer to complete. Under SEC rules, the definitive Proxy Statement may not be mailed to Company Shareholders until such review is complete (such review to be deemed complete if the SEC has not affirmatively notified the Company on or prior to the tenth (10th) calendar day after filing the preliminary Proxy Statement of any comments or intent to review the Proxy Statement). The Panel granted the derogation on the basis that the Scheme Document cannot be sent until the SEC’s review of the Proxy Statement is completed. The Proxy Statement (which will also contain the Scheme Document) will be mailed to Company Shareholders as soon as practicable after a definitive Proxy Statement is filed with the SEC.

11.	Rule 2.7(b)(xv) Statement

Subject to the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement), Alkermes will have the right to reduce the Increased Offer by the amount of any dividend (or other distribution) which is paid or becomes payable by the Company to Company Shareholders after the date of this revised offer announcement but prior to the Effective Time.

12.	General

The Transaction Agreement and Amendment No. 1 to the Transaction Agreement are governed by the Laws of the State of Delaware. However, the Acquisition and the Scheme, and matters related thereto (including matters related to the Takeover Rules), shall, to the extent required by the Laws of Ireland, be governed by, and construed in accordance with, the Laws of Ireland. The interpretation of the duties of the Company Directors shall also be governed by, and construed in accordance with, the Laws of Ireland.

Goldman Sachs, Morgan Stanley and J.P. Morgan have each given and not withdrawn their consent to the publication of this revised offer announcement with the inclusion herein of the references to their names in the form and context in which they appear.

The Acquisition is subject to, inter alia, the terms and conditions of the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement) and the terms and the satisfaction or waiver (as applicable) of the Conditions set out in Appendix III (Conditions of the Acquisition and the Scheme) to the October 2.7 Announcement (except that the End Date is extended as described herein). The Acquisition is also subject to the full terms and conditions which will be set out in the Scheme Document. The CVRs are further subject to the terms and conditions of the CVR Agreement.

Appendix I (Sources and Bases of Information) contains further details of the sources of information and bases of calculations set out in this revised offer announcement.

Be aware that addresses, electronic addresses and certain other information provided by Company Shareholders, holders of Alkermes ordinary shares, persons with information rights and other relevant persons for the receipt of communications from the Company, and/or Alkermes may be exchanged between the Parties as required by the Takeover Rules and applicable Law.

This revised offer announcement does not constitute a prospectus or a prospectus equivalent document.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document and the Proxy Statement or any document by which the Acquisition and the Scheme are made. Company Shareholders are advised to read carefully the formal documentation in relation to the Acquisition, including the Scheme Document once the Proxy Statement has been sent.

If you are in any doubt about the contents of this revised offer announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your appropriately authorized independent financial advisor.

ENQUIRIES

Alkermes
Media: Katie Joyce	Tel: +1 781 249 8927
Investors: Sandy Coombs	Tel: +1 781 609 6377

J.P. Morgan (exclusive financial advisor to Parent)
Jeremy Meilman / Andy Ham Dwayne Lysaght / Edward Hatter	Tel: +1 212 270 6000 Tel: +44 203 493 8000

Avadel
Media: Alyssa Ramirez (Real Chemistry)	Tel: +1 212 301 7200
Investors: Austin Murtagh (Precision AQ)	Tel: +1 212 698-8696

Morgan Stanley
Tedd Smith / Daniel Cohen David Kitterick / Ben Nassau	Tel: +1 212 761 4000

Goldman Sachs Peter van der Goes / Ryan Fisk / Emily West Warren Stables	Tel: +1 212 902 1000 Tel: +44 207 774 1000

Paul, Weiss, Rifkind, Wharton & Garrison LLP and McCann FitzGerald LLP are acting as legal advisors to Alkermes and no one else in connection with the matters set out in this revised offer announcement. Goodwin Procter LLP and Arthur Cox LLP are acting as legal advisors to the Company and no one else in connection with the matters set out in this revised offer announcement.

12.1	NO OFFER OR SOLICITATION

This revised offer announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable Law.

The Acquisition will be implemented by means of a High Court-sanctioned scheme of arrangement on the terms provided for in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how Company Shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer Document).

12.2	IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Acquisition, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2025 a preliminary Proxy Statement relating to the Scheme Meeting and the EGM, which includes a draft of the Scheme Document. The definitive Proxy Statement will be mailed to Company Shareholders as of the record date(s) to be established for voting at the Scheme Meeting and EGM. This revised offer announcement is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. The Company Shareholders will be able to obtain, without charge, copies of the preliminary and definitive Proxy Statements, including the Scheme Document, and other relevant documents filed with the SEC (as and when available) from the SEC’s website at http://www.sec.gov or by directing a written request to 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States, Attention: Investor Relations, or from Avadel’s website, www.avadel.com.

Any vote in respect of the Scheme Meeting Resolution or the EGM Resolutions to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the definitive Proxy Statement (including the Scheme Document).

12.3	PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Company Shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s preliminary proxy statement on Schedule 14A for the proposed Acquisition, filed with the SEC on November 13, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Company Shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement (which will contain the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

12.4	CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth in this revised offer announcement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts included in this revised offer announcement may be forward-looking statements. Without limitation, forward-looking statements often include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements include, but are not limited to, statements concerning: the expected terms and timelines of Alkermes’ planned acquisition of Avadel, including statements concerning Alkermes’ recommended cash and CVR offer for Avadel and the expected value of such offer and its consummation; Alkermes’ expectations concerning its and the potential combined organization’s future financial and operating performance, business plans or prospects, including estimates, forecasts, targets and plans for LUMRYZTM, and Alkermes’ expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, its and the combined organization’s portfolio of development candidates. Alkermes cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the planned acquisition will be pursued or consummated on the anticipated timelines or at all; whether the regulatory approvals, shareholder approvals or other conditions necessary for consummation of the planned acquisition will be obtained, satisfied or waived, as applicable, on the anticipated timelines or at all; even if the acquisition is consummated, the businesses of Alkermes and Avadel may not be effectively integrated and the expected benefits and value of the acquisition may not be achieved; there may be significant changes in transaction costs and/or unknown or inestimable liabilities and potential litigation associated with the planned acquisition; whether any general economic, political, market and business conditions, or future exchange and interest rates, changes in tax laws, regulations, rates and policies, may have a negative impact on Alkermes, Avadel or the combined organization following consummation of the planned acquisition; the announcement or pendency of the planned acquisition, including the Increased Offer, could result in disruption to the business and make it more difficult to maintain business and operational relationships of Alkermes and Avadel, including the ability of each of Alkermes and Avadel to attract and retain highly qualified management and other clinical and scientific personnel; the possibility that competing offers may be made for Avadel; clinical development activities may not be initiated or completed on expected timelines or at all; the results of development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; Alkermes’ or Avadel’s products or product candidates could be shown to be ineffective or unsafe; the FDA or regulatory authorities outside the U.S. may not agree with Alkermes’ or Avadel’s regulatory approval strategies or may make adverse decisions regarding its products; Alkermes or Avadel may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the Alkermes’ or Avadel’s products or an increase in related financial obligations to government payers; Alkermes and Avadel’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by Alkermes with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information about economic, competitive, governmental, technological and other factors that may affect Avadel is set forth under the heading “Risk Factors” in Avadel’s Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings made by Avadel with the SEC, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Alkermes disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this revised offer announcement.

12.5	RESPONSIBILITY STATEMENT REQUIRED BY THE TAKEOVER RULES

The Alkermes Directors accept responsibility for the information contained in this revised offer announcement other than that relating to the Company, the Company Group and the Company Directors and members of their immediate families, related trusts and persons connected with them but including the Parent Company Statements (for which the Alkermes Board accepts responsibility), and other than the statements made by the Company in respect of Alkermes. To the best of the knowledge and belief of the members of the Alkermes Board (who has taken all reasonable care to ensure that such is the case), the information contained in this revised offer announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Company Directors accept responsibility for the information contained in this revised offer announcement relating to the Company and the Company Directors and members of their immediate families, related trusts and persons connected with them, except for the statements made by Alkermes in respect of the Company or the Company Group (the “Parent Company Statements”). To the best of the knowledge and belief of the Company Directors (who have taken all reasonable care to ensure such is the case), the information contained in this revised offer announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

12.6	IMPORTANT NOTICES RELATING TO FINANCIAL ADVISORS

Goldman Sachs & Co. LLC, which is authorized and regulated by the Financial Industry Regulatory Authority, is acting exclusively as financial advisor for the Company and for no one else in connection with the matters set out in this revised offer announcement and will not regard any other person as its client in relation to the matters set out in this revised offer announcement and will not be responsible to anyone other than the Company for providing the protections afforded to clients of Goldman Sachs & Co. LLC nor for providing advice in relation to the Acquisition or any other matter referred to in this revised offer announcement. Neither Goldman Sachs & Co. LLC nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs & Co. LLC in connection with this revised offer announcement, any statement contained herein or otherwise.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for the Company as financial advisor and for no one else in relation to the matters referred to in this revised offer announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than the Company for providing the protections afforded to their clients or for providing advice in connection with the matters described in this revised offer announcement or any matter referred to herein. Neither Morgan Stanley & Co. LLC nor Morgan Stanley & Co. International plc nor any of their respective affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley & Co. LLC in connection with this revised offer announcement, any statement contained herein or otherwise.

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) (together, “J.P. Morgan”) are acting as financial advisor exclusively for Alkermes and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than Alkermes for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Acquisition or any other matter or arrangement referred to herein.

12.7	DISCLOSURE REQUIREMENTS OF THE TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Takeover Rules, any person who is ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of the Company must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of the Company. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below. The offer period in respect of Avadel in relation to the Acquisition commenced on October 22, 2025.

Under the provisions of Rule 8.3(b) of the Takeover Rules, if any person is, or becomes, ‘interested’ in (directly or indirectly) 1% or more of any class of ‘relevant securities’ of the Company, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of the Company during the ‘offer period’, by no later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

In addition, each of the Company and any offeror must make an ‘opening position disclosure’ by no later than 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

12.8	NO PROFIT FORECAST / PROFIT ESTIMATE / QUANTIFIED FINANCIAL BENEFIT STATEMENT / ASSET VALUATIONS

No statement in this revised offer announcement is intended to constitute a profit forecast, profit estimate or quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will, for the current or future financial years or other periods, necessarily be greater or lesser than those for the relevant preceding financial periods for Alkermes or the Company. No statement in this revised offer announcement constitutes an asset valuation within the meaning of the Takeover Rules.

12.9	PUBLICATION ON WEBSITE

In accordance with Rule 26.1 of the Takeover Rules, a copy of this revised offer announcement will be available on the Company’s website at www.avadel.com and on Alkermes’ website at www.alkermes.com by no later than 12:00 noon (U.S. Eastern Time) on the business day following publication of this revised offer announcement. Neither the content of any such websites referred to in this revised offer announcement nor the content of any other websites accessible from hyperlinks on such website is incorporated into, or forms part of, this revised offer announcement.

12.10	REQUESTING HARD COPY INFORMATION

Any Company Shareholder may request a copy of this revised offer announcement and / or any information incorporated by reference into this revised offer announcement in hard copy form by writing to the Company, Attn: Investor Relations, 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States or by contacting Investor Relations, via email at investors@avadel.com.

Any written requests must include the identity of the Company Shareholder and any hard copy documents will be posted to the address of the Company Shareholder provided in the written request. If you have received this revised offer announcement in electronic form, a hard copy of this revised offer announcement and / or any document or information incorporated by reference into this revised offer announcement will not be provided unless such a request is made.

12.11	RIGHT TO SWITCH TO A TAKEOVER OFFER

Alkermes reserves the right to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of the Company as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement) and with the Irish Takeover Panel’s consent, whether or not the Scheme Document has been posted. In such event, the Acquisition would be implemented on the same terms (subject to appropriate amendments, including without limitation an acceptance condition set at 80% of the shares to which such offer relates, or such lesser percentage being more than 50%, as Alkermes may, with the consent of the Company and the Panel (if required) decide) so far as are applicable, as those which would apply to the Scheme and subject to the amendments referred to in Appendix III (Conditions of the Acquisition and the Scheme) to the October 2.7 Announcement and in the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement).

If Alkermes exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement) and with the Irish Takeover Panel’s consent, such offer would be made in compliance with applicable U.S. Laws and regulations, including the registration requirements of the Securities Act and the tender offer rules under the Exchange Act and any applicable exemptions provided thereunder.

12.12	ROUNDING

Certain figures included in this revised offer announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

12.13	OVERSEAS JURISDICTIONS

The release, publication or distribution of this revised offer announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in Ireland or the United States, to vote their Company Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Company, Alkermes and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

This revised offer announcement has been prepared for the purpose of complying with the Laws of Ireland and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this revised offer announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Unless otherwise determined by Alkermes or required by the Takeover Rules, and permitted by applicable Law and regulation, the Acquisition will not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and no person may vote in favor of the Acquisition by any use, means, instrumentality or facilities from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

The release, publication or distribution of this revised offer announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this revised offer announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the Laws of that jurisdiction and persons receiving such documents (including, without restriction, custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable Law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means, instrumentality or facilities (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Further details in relation to overseas shareholders will be contained in the definitive Proxy Statement (which will include the Scheme Document).

APPENDIX I

SOURCES AND BASES OF INFORMATION

1.	In this revised offer announcement, unless otherwise stated or the context otherwise requires, the following sources and bases of information have been used:

(a)	The historical share prices for Avadel are sourced from Nasdaq;

(b)

The value of the whole of the existing issued share capital of the Company is based upon the entire issued ordinary share capital excluding treasury shares at November 17, 2025, namely 97,991,088 Company Shares;

(c)	The entire issued and to be issued ordinary share capital (fully diluted share capital) of the Company is calculated on the basis of:

(i)	the number of issued Company Shares, as set out in paragraph (b) above; and

(ii)	218,675 issued Company RSU Awards;

(iii)	11,641,986 Company Options; and

(iv)	466,000 Company Performance Options;

(d)

Save where otherwise stated, financial and other information concerning Alkermes and the Company has been extracted from published sources or from audited financial results of Alkermes and the Company; and

(e)

References to the arrangements in place between Alkermes and the Company regarding a transaction agreement are sourced from the Transaction Agreement (as amended by Amendment No. 1 to the Transaction Agreement).